Exhibit 99.2

CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Premier Commercial Bank as Appendix B to the Proxy Statement/Prospectus which forms a part of the Pre-effective Amendment No. 1 to Registration Statement on Form S-4 of NewBridge Bancorp (the “Registration Statement”) dated the date hereof relating to the proposed merger of Premier Commercial Bank with and into NewBridge Bank and to the references to such opinion therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Raymond James & Associates, Inc.

December 23, 2014